EXECUTION VERSION

FIRST AMENDMENT TO LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT (this “Amendment”), dated as of October 29, 2015, is by and among NATIONAL INSTRUMENTS CORPORATION, a Delaware corporation (the “Borrower”), the Guarantors party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement.

W I T N E S S E T H

WHEREAS, the Borrower, the Guarantors and the Lender are parties to that certain Loan Agreement dated as of May 9, 2013 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Loan Agreement”);

WHEREAS, the Credit Parties have requested that the Lender amend certain provisions of the Loan Agreement; and

WHEREAS, the Lender is willing to make such amendments to the Loan Agreement, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS TO LOAN AGREEMENT

1.1           Amendment to Recitals to Loan Agreement.  The first “Whereas” clause on page 1 of the Loan Agreement is hereby amended such that the amount “$50,000,000.00” is hereby replaced with the amount “$125,000,000.00.”

1.2           New Definition. The following definition is hereby added to Section 1.1 of the Loan Agreement in the appropriate alphabetical order:

“Incremental Revolving Facility” has the meaning set forth in Section 2.1(f).

1.3           Amendment to Definition of LIBOR-Based Rate.  The definition of LIBOR-Based Rate set forth in Section 1.1 of the Loan Agreement is hereby amended such that the following sentence is added to the end of such definition to read as follows:

Notwithstanding the foregoing, if the LIBOR-Based Rate shall be less than zero, such rate shall be deemed to equal zero for purposes of this Agreement.

1.4           Amendment to Definition of Maturity Date.  The definition of Maturity Date set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Maturity Date” means October 29, 2020.

1.5           Amendment to Section 2.1(a).  Section 2.1(a) of the Loan Agreement is hereby amended such that the definition of “Revolving Committed Amount” is hereby amended and restated to be “ONE HUNDRED TWENTY-FIVE MILLION AND NO/100 DOLLARS ($125,000,000) (as such amount may be reduced from time to time as provided in Section 3.4(a) or increased from time to time as provided in Section 2.1(f))”.

1.6           Amendment to Section 2.1.  Section 2.1 of the Loan Agreement is hereby amended such that the following clause (f) is hereby added at the end of such Section to read as follows:

(f)           Incremental Revolving Facility.  The Borrower shall have the right prior to the Maturity Date, to request additional Indebtedness under this Agreement in the form of one or more increases to the Revolving Committed Amount (each such increase, an “Incremental Revolving Facility”) by an aggregate amount for all such increases of up to $25,000,000.  The Lender shall have no obligation to provide an Incremental Revolving Facility and any Incremental Revolving Facility shall be on terms and conditions mutually acceptable to the Lender and the Borrower.

ARTICLE II
CONDITIONS TO EFFECTIVENESS

2.1           Closing Conditions.  This Amendment shall become effective as of the day and year set forth above (the “Amendment Effective Date”) upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Lender):

(a)           Executed Amendment.  The Lender shall have received a copy of this Amendment duly executed by each of the Credit Parties and the Lender.

(b)           Fees and Expenses.

(i)           The Lender shall have received from the Borrower an upfront fee in an amount equal to $93,750.

(ii)           King & Spalding LLP shall have received from the Borrower payment of all reasonable and documented fees and expenses incurred in connection with this Amendment.

(c)           Legal Opinion.  The Lender shall have received an opinion or opinions of counsel for the Credit Parties, dated the Amendment Effective Date and addressed to the Lender, which shall be in form and substance satisfactory to the Lender.

(d)           Secretary’s Certificate.  The Lender shall have received, in form and substance reasonably satisfactory to the Lender, an officer’s certificate (A) certifying that the articles of incorporation or other charter documents, as applicable, of each Credit Party that were delivered on the Closing Date remain true and complete as of the Amendment Effective Date (or certified updates as applicable), (B) certifying that the bylaws, operating agreements or partnership agreements, as applicable, of each Credit Party that were delivered on the Closing Date remain true and correct and in force and effect as of the Amendment Effective Date (or certified updates as applicable), (C) attaching copies of the resolutions of the board of directors of each Credit Party approving and adopting this Amendment, the transactions contemplated herein and authorizing execution and delivery hereof, and certifying such resolutions to be true and correct and in force and effect as of the Amendment Effective Date, (D) attaching copies of certificates of good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state of incorporation or organization and (E) certifying that each officer listed in the incumbency certification contained in each Credit Party’s Secretary’s Certificate delivered on the Closing Date remains a duly elected and qualified officer of such Credit Party and such officer remains duly authorized to execute and deliver on behalf of such Credit Party the Amendment or attaching a new incumbency certificate for each officer signing this Amendment.

(e)           Miscellaneous.  All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Lender and its counsel.

ARTICLE III
MISCELLANEOUS

3.1           Amended Terms.  On and after the Amendment Effective Date, all references to the Loan Agreement in each of the Loan Documents shall hereafter mean the Loan Agreement as amended by this Amendment.  Except as specifically amended hereby or otherwise agreed, the Loan Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

3.2           Representations and Warranties of Credit Parties.  Each of the Credit Parties represents and warrants as follows:

(a)           It has taken all necessary corporate or other necessary company action on the part of such Credit Party to authorize the execution, delivery and performance of this Amendment.

(b)           This Amendment has been duly executed and delivered by such Credit Party and constitutes such Credit Party’s legal, valid and binding obligation, enforceable against such Credit Party in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)           No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Credit Party of this Amendment.

(d)           The representations and warranties set forth in Article 6 of the Loan Agreement are (i) with respect to representations and warranties that contain a materiality qualification, true and correct and (ii) with respect to representations and warranties that do not contain a materiality qualification, true and correct in all material respects, in each case as of the date hereof (except for those which  are made as of an earlier date).

(e)           After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f)           Except as provided in this Agreement, the Credit Party Obligations are not reduced or modified by this Amendment and, to the knowledge of the Credit Parties, are not subject to any offsets, defenses or counterclaims.

3.3           Reaffirmation of Credit Party Obligations.  Each Credit Party hereby ratifies the Loan Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Loan Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Credit Party Obligations.

3.4           Loan Document.  This Amendment shall constitute a Loan Document under the terms of the Loan Agreement.

3.5           Expenses.  The Borrower agrees to pay all reasonable and documented costs and expenses of the Lender in connection with the preparation, execution and delivery of this Amendment, including without limitation, the reasonable and documented fees and expenses of the Lender’s legal counsel.

3.6           Further Assurances.  The Credit Parties agree to promptly take such action, upon the request of the Lender, as is reasonably necessary to carry out the intent of this Amendment.

3.7           Entirety.  This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

3.8           Counterparts; Telecopy.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an original will be delivered.

3.9           No Actions, Claims, Etc.  As of the date hereof, each of the Credit Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Lender or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Loan Agreement on or prior to the date hereof.

3.10           GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

3.11           Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

3.12           Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.  The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 10.10 of the Loan Agreement are hereby incorporated by reference, mutatis mutandis.

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NATIONAL INSTRUMENTS CORPORATION
AMENDMENT TO LOAN AGREEMENT

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:	NATIONAL INSTRUMENTS CORPORATION, a Delaware corporation

	By:	/s/ Alexander Davern
	Name:	Alexander Davern
	Title:	Chief Operating Officer

GUARANTORS:	AWR CORPORATION, a Delaware corporation

	By:	/s/ Eric Starkloff
	Name:	Eric Starkloff
	Title:	President

NATIONAL INSTRUMENTS EUROPE CORPORATION, a Texas corporation

By:	/s/ Alexander Davern
Name:	Alexander M. Davern
Title:	President

PHASE MATRIX, INC., a California corporation

By:	/s/ Eric Starkloff
Name:	Eric Starkloff
Title:	President

NATIONAL INSTRUMENTS CORPORATION
AMENDMENT TO LOAN AGREEMENT

LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender

	By:	/s/ Susan L. Coulter
	Name:	Susan L. Coulter
	Title:	Senior Vice President